Exhibit (d)(1)(B)

JOHN HANCOCK FUNDS II

AMENDMENT TO ADVISORY AGREEMENT

AMENDMENT (the “Amendment”) made this 26thth day of September, 2014, to the Advisory Agreement dated January 1, 2014, as amended, between John Hancock Funds II, a Massachusetts business trust (the “Trust”) and John Hancock Advisers, LLC, a Delaware limited liability company (“JHA” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGES IN APPENDIX A

Appendix A is amended to add the Income Allocation Fund and to revise the aggregation provisions with respect to Strategic Income Opportunities Fund.

2.	EFFECTIVE DATE

The Amendment shall become effective with respect to the fund on the later of:

(i) the date of its execution, and

(ii) approval by the Board of Trustees of the Trust of the Amendment.

[Remainder of page intentionally left blank]

John Hancock Funds II

By:	/s/ Andrew G. Arnott
Name: Andrew G. Arnott
Title: President

John Hancock Advisers, LLC

By:	/s/ Leo Zerilli
Name: Leo Zerilli
Title: Senior Vice President and Chief Investment Officer

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APPENDIX A

ADVISORY FEE SCHEDULES

The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Advisory Fee Schedules

Trust Portfolio	Aggregate Net Assets Include the Net Assets of the following funds in addition to the Trust Portfolio	Advisory Fee of the Trust Portfolio

Active Bond Fund	Active Bond Trust (JHVIT)	0.600% first $2.5 billion; 0.575% next $2.5 billion; and 0.550% excess over $5 billion

All Cap Core Fund	All Cap Core Trust (JHVIT)	0.800% — first $500 million; and 0.750% — excess over $500 million.

Alpha Opportunities Fund	Alpha Opportunities Trust (JHVIT)	1.025% — first $250 million; 1.00%— next $250 million; 0.975% — next $500 million; and 0.950%— excess over $1 billion.

Alternative Asset Allocation Fund	N/A	See below

Asia Pacific Total Return Bond Fund (formerly Asia Pacific Total Return Bond Fund)	N/A	0.725% — first $250 million; 0.700% — next $250 million; and 0.600% — excess over $500 million.

Blue Chip Growth Fund	Blue Chip Growth Trust (JHVIT)

0.825% — first $1 billion; and

0.775% — excess over $1 billion.*

*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Capital Appreciation Fund	Capital Appreciation Trust (JHVIT)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% — excess over $1 billion.

Capital Appreciation Value Fund	Capital Appreciation Value Trust (JHVIT)	See below

China Emerging Leaders Fund	N/A	1.100% — first $500 million; 1.050%— next $500 million; and 1.000% — excess over $1 billion.

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Core Bond Fund	Core Bond Trust (JHVIT)	0.690% — first $200 million; 0.640% — next $200 million; and 0.570% — excess over $400 million.

Absolute Return Currency Fund (formerly Currency Strategies Fund)	Currency Strategies Trust (JHVIT)	0.950% — first $250 million; 0.900% — next $250 million; and 0.850% — excess over $500 million.

Diversified Strategies Fund	N/A	1.000% — first $500 million; and 0.950% — excess over $500 million.

Emerging Markets Fund	Emerging Markets Value Trust (JHVIT)	1.00% — first $100 million; 0.950% - excess over $100 million
Emerging Markets Debt Fund	Not applicable	0.725% — first $250 million; 0.700% — next $500 million; and 0.675% — excess over $750 million.

Equity-Income Fund	Equity-Income Trust (JHVIT)

0.825% — first $1 billion; and

0.775% — excess over $1 billion.*

*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Financial Services Fund	Financial Services Trust (JHVIT)	0.800% — first $50 million; 0.775%— next $450 million; and 0.750% — excess over $500 million.

Floating Rate Income Fund	N/A	0.700% — first $1.1 billion; 0.675% — next $0.90 billion; 0.650% — next $1.5 billion; and 0.600% — excess over $3.5 billion..

Fundamental All Cap Core Fund	Fundamental All Cap Core Trust (JHVIT)	0.675% — first $2.5 billion; 0.650% — excess over $2.5 billion.

Fundamental Global Franchise Fund	N/A	0.800% — first $1 billion; and 0.780% — excess over $1 billion.

Fundamental Large Cap Core Fund	N/A	0.725% — first $500 million; 0.700% — next $500 million; 0.675% — next $500 million; and 0.650% —

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excess over $1.5 billion.

Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust (JHVIT); Fundamental Value Trust (JHVIT)	0.70% — first $500 million; 0.65% — next $500 million; and 0.60% — excess over $1 billion.

Fundamental Value Fund	Fundamental Value Trust (JHVIT)	0.800% — first $50 million; 0.775% — next $450 million; and 0.750% — excess over $500 million.

Global Absolute Return Strategies Fund	N/A

1.300% — first $200 million;

1.250% — next $300 million;

1.200% — next $2.5 billion*;

1.150% — next $2.5 billion;

1.120% — next $1.5 billion;

1.100% — next $3.0 billion; and

1.070% — excess over $10.0 billion.

* Once aggregate net assets exceed $500 million, the rate applies retroactively to all assets at or below $3.0 billion.

Global Bond Fund	Global Bond Trust (JHVIT)	0.700% — at all asset levels.

Global Equity Fund	N/A	0.825% First $500 million; and 0.800% Excess over $500 million.* * When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all asset levels.

Global Income Fund (formerly Global High Yield Fund)	N/A	0.785% — first $250 million; 0.770%— next $500 million; and 0.750% — excess over $750 million.
Global Real Estate Fund	N/A	0.900% — first $500 million; 0.875% — next $250 million; and 0.850% — excess over $750 million.

Health Sciences Fund	Health Sciences Trust (JHVIT)	1.050% — first $500 million; 1.000% — next $250 million; and 0.950% — excess over $750 million. *When Aggregate Net Assets exceed $750 million,

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the advisory fee is 0.95% on all net assets

High Yield Fund	High Yield Trust (JHVIT)	0.700% — first $500 million; and 0.650% — excess over $500 million.
Income Allocation Fund	N/A	See below

Income Fund	JHVIT Income Trust International Value Trust Global Trust Mutual Shares Trust JHF II International Small Cap Fund International Value Fund Global Fund Mutual Shares Fund

1.075% first $50 million;

0.915% next $150 million;

0.825% next $300 million; and

0.800% excess over $500 million

When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all net assets of the Income Fund.

International Growth Equity Fund	N/A	0.85% — first $750 million of aggregate net assets; 0.80%— next $500 million of aggregate net assets; and 0.75% — excess over $1.25 billion of aggregate net assets.

International Growth Opportunities Fund	N/A	0.975% — first $100 million; 0.850% — next $300 million; and 0.750% — excess over $400 million.

International Growth Stock Fund	International Growth Stock Trust (JHVIT)	0.850% — first $250 million; 0.800% — next $500 million; and 0.750% — excess over $750 million.

International Small Cap Fund	N/A	1.050% — first $200 million; 0.950% — next $300 million; and 0.850% — excess over $500 million.

International Small Company Fund	International Small Company Trust (JHVIT)	0.950% — at all asset levels.

International Value Fund	JHVIT Global Trust Income Trust	0.950% first $150 million; 0.850% next $150 million; and 0.800% excess over $300 million

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	International Value Trust Mutual Shares Trust JHF II Global Fund Income Fund International Small Cap Fund Mutual Shares Fund	When Aggregate Net Assets exceed $300 million, the advisory fee rate is 0.800% on all net assets.

Investment Quality Bond Fund	Investment Quality Bond Trust (JHVIT)	0.600% — first $500 million; and 0.550% — excess over $500 million.

Retirement Living Portfolios	Lifecycle Trusts (JHVIT) Retirement Choices Retirement Living II	See below

Retirement Living II Portfolios	Lifecycle Trusts (JHVIT) Retirement Choices Retirement Living	See below

Lifestyle Portfolios	Lifestyle Trusts (JHVIT) Lifestyle PS Series (JHVIT) Lifestyle II Portfolios	See below

Lifestyle II Portfolios	Lifestyle Trusts (JHVIT) Lifestyle PS Series (JHVIT) Lifestyle Portfolios	See below

Mid Cap Growth Index Fund	N/A	0.530% — first $50 million; 0.510% — next $50 million; and 0.490% —excess over $100 million.

Mid Cap Stock Fund	Mid Cap Stock Trust (JHVIT)	0.875% — first $200 million; 0.850% — next $300 million; and 0.825% — excess over $500 million.

Mid Cap Value Index Fund	N/A	0.530% — first $50 million; 0.510% — next $50 million; and 0.490% —excess over $100 million.

Mid Value Fund	Mid Value Trust (JHVIT)	1.050% — first $50 million; 1.00% — excess over $50 million.

Short Duration Credit	N/A	0.740% — first $250 million; 0.700%— next $500 million; and

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Opportunities Fund (formerly Multi Sector Bond Fund)		0.675% — excess over $750 million.

Mutual Shares Fund	Mutual Shares Trust (JHVIT)

0.960% first $750 million;

0.920% excess over $750 million.#

#When Aggregate Net Assets for the JHVIT Mutual Shares Trust and JHF II Mutual Shares Fund exceed $750 million, the advisory fee is 0.92% on all net assets of the Mutual Shares Fund.

Natural Resources Fund	N/A	1.000% - first $500 million; 0.950% - next $500 million; 0.900% - next $1 Billion; and 0.850% - excess over $2 Billion

Real Estate Equity Fund	N/A	0.875% — first $250 million; 0.850% — next $250 million; and 0.825% — excess over $500 million.

Real Estate Securities Fund	Real Estate Securities Trust (JHVIT)	0.700% — at all asset levels.

Real Return Bond Fund	Real Return Bond Trust (JHVIT)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

Redwood Fund	N/A	1.200% — first $100 million; 1.150% — next $100 million; 1.100% — above $200 million, retroactive to prior asset levels; and 1.050% — excess over $500 million.

Retirement Choices Portfolios	Lifecycle Trusts (JHVIT) Retirement Living Retirement Living II	See below

Science & Technology Fund	Science & Technology Trust (JHVIT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Term Government Income Fund	Short Term Government Income Trust (JHVIT)	0.570% — first $250 million; and 0.550% — excess over $250 million.

Small Cap Growth Fund	Small Cap Growth Trust	1.100% — first $100 million; 1.050% — next $400 million; and 1.000% — excess over $500 million.

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Small Cap Opportunities Fund	Small Cap Opportunities Trust (JHVIT)	1.000% — first $500 million; 0.950% — next $500 million; 0.900% — next $1 billion.; and 0.850% — excess over $2 billion

Small Cap Value Fund	Small Cap Value Trust (JHVIT)	1.100% — first $100 million; 1.050% — next $500 million; and 1.000% — excess over $600 million

Small Company Growth Fund	JHVIT Small Company Growth Trust Small Cap Opportunities Trust International Growth Stock Trust Value Trust JHF II Small Cap Opportunities Fund International Growth Stock Fund Value Fund	1.050% — first $250 million; and 1.000% — excess over $250 million. The applicable rate is 1.000% on all net assets of the Small Company Growth Fund when the Aggregate Net Assets exceed $1 billion.

Small Company Value Fund	Small Company Value Trust (JHVIT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Spectrum Income Fund	New Income Trust (JHVIT)	0.800% — first $250 million; and 0.725% — excess over $250 million.

Strategic Equity Allocation Fund	Strategic Equity Allocation Trust (JHVIT)	0.675% — first $2.5 billion; 0.650% — next $5 billion; 0.625% — next $2.5 billion; and 0.600% — excess over $10 billion

Strategic Income Opportunities Fund

JHF II

Income Allocation Fund, only with respect to the assets of Income Allocation Fund managed according to the subadviser’s strategic income opportunities strategy

JHVIT

Strategic Income Opportunities Trust

0.700% first $500 million; 0.650% next $3 billion; and 0.600% excess over $3.5 billion

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Technical Opportunities Fund	N/A	1.20% first $250 million; and 1.15% excess over $250 million..

Total Return Fund	Total Return Trust (JHVIT)	See below

U.S. High Yield Bond Fund	N/A	0.750% — first $200 million; and 0.720% — excess over $200 million.

U.S. Equity Fund	U.S. Equity Trust (JHVIT)	0.780% — first $500 million; 0.760% — next $500 million; and 0.740% — excess over $1 billion.

Value Fund	Value Trust (JHVIT)	0.750% — first $200 million; 0.725% — next $300 million; and 0.650% — excess over $500 million.

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Capital Appreciation Value Fund

If net assets are less than $500 million, the following fee schedule shall apply:

First $250 million of Aggregate Net Assets	Excess Over $250 million of Aggregate Net Assets
0.950%	0.850%

If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

First $1 billion of Aggregate Net Assets	Excess Over $1 billion of Aggregate Net Assets
0.850%	0.800%

If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

First $500 million of Aggregate Net Assets	Excess Over $500 million of Aggregate Net Assets
0.850%	0.800%

If net assets equal or exceed $3 billion, the following fee schedule shall apply:

All Asset Levels
0.800%

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Total Return Fund

The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio

During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

Portfolio	First $1 Billion of Total Return Net Assets**	Excess Over $1 Billion of Total Return Net Assets**
Total Return Fund	0.700%	0.675%

If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Fund	0.700%

*The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.

PIMCO is not the Subadviser to the Portfolio

If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

Portfolio	First $1 Billion of Total Return Net Assets**	Excess Over $1 Billion of Total Return Net Assets**
Total Return Fund	0.700%	0.675%

**The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Trust, a series of John Hancock Trust but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Trust. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable

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Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Funds of Funds

The Adviser shall serve as investment adviser for each Portfolio listed below (each a “Fund of Funds”).

Lifestyle Aggressive Portfolio	Retirement Living through 2010 Portfolio
Lifestyle Balanced Portfolio	Retirement Living through 2015 Portfolio
Lifestyle Conservative Portfolio	Retirement Living through 2020 Portfolio
Lifestyle Growth Portfolio	Retirement Living through 2025 Portfolio
Lifestyle Moderate Portfolio	Retirement Living through 2030 Portfolio
(collectively, the “Lifestyle Portfolios”)	Retirement Living through 2035 Portfolio
Retirement Living through 2040 Portfolio
Retirement Living through 2045 Portfolio
Retirement Choices at 2010 Portfolio Retirement Choices at 2015 Portfolio	Retirement Living through 2050 Portfolio Retirement Living through 2055 Portfolio
Retirement Choices at 2020 Portfolio	(collectively, the “Retirement Living Portfolios”)
Retirement Choices at 2025 Portfolio
Retirement Choices at 2030 Portfolio
Retirement Choices at 2035 Portfolio	Retirement Living through II 2010 Portfolio
Retirement Choices at 2040 Portfolio	Retirement Living through II 2015 Portfolio
Retirement Choices at 2045 Portfolio	Retirement Living through II 2020 Portfolio
Retirement Choices at 2050 Portfolio Retirement Choices at 2055 Portfolio	Retirement Living through II 2025 Portfolio Retirement Living through II 2030 Portfolio
(collectively, the “Retirement Choices Portfolios”)	Retirement Living through II 2035 Portfolio
Retirement Living through II 2040 Portfolio
Retirement Living through II 2045 Portfolio
Lifestyle II Aggressive Portfolio Lifestyle II Balanced Portfolio	Retirement Living through II 2050 Portfolio Retirement Living through II 2055 Portfolio
Lifestyle II Conservative Portfolio	(collectively, the “Retirement Living II Portfolios”)
Lifestyle II Growth Portfolio
Lifestyle II Moderate Portfolio	Alternative Asset Allocation Fund Income Allocation Fund
(collectively, the “Lifestyle II Portfolios”)

Certain Definitions:

“Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.

“Affiliated Funds” are any fund of John Hancock Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B.

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“Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund of Funds is managed by the same subadviser as the Fund of Funds.

“Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.

Adviser Fee:

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

(a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day, the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, as applicable, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.

(b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day, the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, as applicable, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.

Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.

If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the

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case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Fee Schedules:

Lifestyle Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Lifestyle Portfolio	0.050%	0.040%	0.500%	0.490%

(1) Aggregate Net Assets. For each Lifestyle Portfolio, Aggregate Net Assets include the net assets of all the Lifestyle Portfolios, the net assets of all the Lifestyle II Portfolios, the net assets of all the JHVIT Lifestyle Trusts and the net assets of all the JHVIT Lifestyle PS Series. The JHVIT Lifestyle Trusts are: the Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust. The JHVIT Lifestyle PS Series are: the Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series.

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Lifestyle II Portfolio	0.050%	0.040%	0.500%	0.490%

(1) Aggregate Net Assets. For each Lifestyle II Portfolio, Aggregate Net Assets include the net assets of all the Lifestyle II Portfolios, the net assets of all the Lifestyle Portfolios, the net assets of all the JHVIT Lifestyle Trusts and the net assets of all the JHVIT Lifestyle PS Series. The JHVIT Lifestyle Trusts are: the Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust. The JHVIT Lifestyle PS Series are: the Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series.

Retirement Living Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Retirement Living Portfolio	0.060%	0.050%	0.510%	0.500%

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(1) Aggregate Net Assets. For each Retirement Living Portfolio, Aggregate Net Assets include the net assets of all the Retirement Living Portfolios, the net assets of all the Retirement Living II Portfolios, the net assets of all the Retirement Choices Portfolios, and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

Retirement Living II Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Retirement Living II Portfolio	0.060%	0.050%	0.510%	0.500%

(1) Aggregate Net Assets. For each Retirement Living II Portfolio, Aggregate Net Assets include the net assets of all the Retirement Living II Portfolios, the net assets of all the Retirement Living Portfolios, the net assets of all the Retirement Choices Portfolios, and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

Retirement Choices Portfolios

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Retirement Choices Portfolio	0.060%	0.050%	0.510%	0.500%

(1) Aggregate Net Assets. For each Retirement Choices Portfolio, Aggregate Net Assets include the net assets of all the Retirement Choices Portfolios, the net assets of all the Retirement Living Portfolios, the net assets of all the Retirement Living II Portfolios, and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

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Alternative Asset Allocation Fund

	Rates Applied to net assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets			Other Assets
	First $500 million	Next $500 million	Excess Over $1 Billion	First $500 million	Next $500 million	Excess Over $1 billion
Alternative Asset Allocation Fund	0.150%	0.125%	0.100%	0.600%	0.575%	0.550%

Income Allocation Fund

Fund of Funds	Rates Applied to net assets of the Fund of Funds Affiliated Fund Assets		Rates Applied to net assets of the Fund of Funds Other Assets
	First $5 billion	Excess Over $5 billion	First $5 billion	Excess Over $5 billion
Income Allocation Fund	0.200%	0.175%	0.650%	0.625%

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